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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report: February 14, 2001
                        (Date of earliest event reported)


                               GUITAR CENTER, INC.
             (Exact Name of Registrant as specified in Charter)



       DELAWARE                  COMMISSION FILE NO.:       95-4600862
(State or Other Jurisdiction          000-22207          (I.R.S. Employer
     of incorporation)                                    Identification No.)




                               5155 CLARETON DRIVE
                         AGOURA HILLS, CALIFORNIA 91301
          (Address of Principal Executive Offices, including zip code)



                                 (818) 735-8800
              (Registrant's telephone number, including area code)

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GENERAL NOTE:  All information provided in this Current Report on Form 8-K, whether set forth under the caption of Item 9 or incorporated therein from the exhibit filed herewith as Exhibit 99.1, is intended to be "furnished" and not "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in accordance with the instructions for Form 8-K and the applicable provisions of Regulation FD. Accordingly, the reporting person, Guitar Center, Inc. ("Guitar Center", the "Company", "we", or "us"), hereby expressly intends that no contents of this Report will be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section unless subsequent to the date of this Report it incorporates the contents of this Report into a filing under the Securities Act of 1933, as amended, or the Exchange Act by an express reference identifying this particular Report but not in any event by a generalized incorporation by reference which does not specifically identify this Report. As also provided for in the instructions to Form 8-K, the Company expressly disclaims any admission that the information furnished herein, or any particular part of such information, is material.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)  EXHIBITS

              99.1     Press Release dated February 12, 2001

ITEM 9. REGULATION FD DISCLOSURE

EARNINGS INFORMATION FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2000

     On February 12, 2001 we provided our financial results for the quarter and year ended December 31, 2000 to the public through a press release which is attached to this Report as Exhibit 99.1. In addition, immediately after the dissemination of the press release we held a conference call with the investment community which was also open to the general public and the media by telephone and webcast. This conference call is available for replay through February 19, 2001. To access this service please dial (800) 633-8284 and enter the passcode 17788631.

BUSINESS OUTLOOK

     In our February 12, 2001 press release, we indicated that based on fourth quarter and year-end results, as well as current business conditions, we continue to expect that first quarter 2001 earnings will be in the range of $0.19 to $0.21, as previously outlined in a Form 8-K filed by us in November 2000. Our guidance for the first quarter is after giving effect to $0.02 per share (after tax) in expected charges related to our distribution and logistics strategy budgeted for the first quarter. This guidance, including the charge


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related to the distribution and logistics strategy, is consistent with that originally given in November 2000 and represents no change in management's outlook for the first quarter.

     Investors are urged to review carefully the information provided under the caption "Business Risks and Forward Looking Statements" in the February 12, 2001 Press Release and "Risk Factors" in the November 9, 2000 Form 8-K for additional information regarding factors which could cause Guitar's Center forecast to not be realized.

INCOME TAX MATTERS

     The former stockholders of the Musician's Friend business are involved in a tax audit with the Internal Revenue Service regarding the conduct of the business prior to the merger with Guitar Center. Those proceedings may result in net operating loss carryforwards ("NOLs") that have previously been recognized by Guitar Center in its consolidated financial statements being deemed to be the property of the former stockholders. Guitar Center has filed a protective claim with the stockholders that such a loss of tax benefit would be subject to indemnification under the express terms of the Agreement and Plan of Merger among the parties dated May 13, 1999. If such NOLs were lost and the indemnification claim asserted and paid, Guitar Center would be obligated to pay prior period federal income taxes previously offset by the use of NOLs, but would be entitled to an offsetting recovery of common stock held in escrow under the Agreement and Plan of Merger. Any such adjustment under the terms of the Agreement and Plan of Merger would likely be neutral to earnings per share, except for a one-time adjustment to the income tax provision. This issue is not resolved as of the date of this Report and we can provide no assurance as to the ultimate outcome of this matter. Given the high level of uncertainty that surrounds this matter, no provision has been made in our financial statements.

GENERAL

     The information furnished in this Report represents the views of our company as of the date of this Report, and it should not be assumed that the statements made herein remain accurate as of any future date. GUITAR CENTER DOES NOT PRESENTLY INTEND TO UPDATE THESE STATEMENTS AND UNDERTAKES NO DUTY TO ANY PERSON TO EFFECT ANY SUCH UPDATE UNDER ANY CIRCUMSTANCES.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                         GUITAR CENTER, INC.



Date:  February 14, 2001                 By /s/  BRUCE ROSS
                                            ---------------------------
                                            NAME:  Bruce Ross
                                            TITLE: Executive Vice President and
                                                   Chief Financial Officer













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                                  EXHIBIT INDEX


                                                                       SEQUENTIALLY
EXHIBIT                                                                  NUMBERED
  NO.                   DESCRIPTION                                        PAGE
-------                 -----------                                    ------------
99.1                    Press Release dated
                        February 12, 2001




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